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                                                                     Exhibit 3.1


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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 MAIL.COM, INC.




                  --------------------------------------------

                 Pursuant to Sections 242 and 245 of the General

                    Corporation Law of the State of Delaware

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     Mail.com, Inc., a corporation organized and existing under the General
Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: The name of the Corporation is

                                 MAIL.COM, INC.

     SECOND: The Certificate of Incorporation of the Corporation was originally filed in the Office of the Secretary of State of the State of Delaware on August 1, 1994 under the name of "GlobeComm, Inc."

     THIRD: An Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on July 31, 1998.

     FOURTH: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, the Board of Directors having duly adopted resolutions setting forth and declaring advisable this Amended and Restated Certificate of Incorporation and, in lieu of a vote of stockholders, written consent to this Amended and Restated Certificate of Incorporation having been given by holders having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, with prompt notice of the taking of such action having been given to those holders who have not consented in writing, all in accordance with Section 228 of the Delaware General Corporation Law.

     FIFTH: This Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the Delaware General Corporation Law in order to amend and restate the Certificate of Incorporation of the Corporation, as amended and restated to date.

     SIXTH: The Certificate of Incorporation of the Corporation, as amended and restated to date, is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

     The name of the Corporation shall be: Mail.com, Inc.

                                   ARTICLE II

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE III

     The Corporation shall have perpetual duration.


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                                   ARTICLE IV

     The registered office of this Corporation in Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                                    ARTICLE V

     The total number of shares of all classes of capital stock that the Corporation is authorized to issue is one hundred and ninety million (190,000,000) of which one hundred and twenty million (120,000,000) shall be shares of Class A Common Stock, par value one cent ($.01) per share, and ten million (10,000,000) shall be shares of Class B Common Stock, par value one cent ($.01) per share, and sixty million (60,000,000) shall be shares of Preferred Stock, par value one cent ($.01) per share. On September 30, 1998, pursuant to a Certificate of Amendment to the Certificate of Incorporation of the Corporation, as corrected pursuant to a Certificate of Correction filed on March 5, 1999, each issued and then outstanding share of each class of capital stock of the Corporation was thereby and thereupon subdivided and converted into two shares of such class of capital stock. A statement of the respective classes and series of stock and a description of the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions of the Class A Common Stock, the Class B Common Stock and the Preferred Stock are as follows:

     The Class A Common Stock and the Class B Common Stock shall have such powers, preferences and rights, including voting rights, and the qualifications, limitations and restrictions as set forth in this Article V.

     The Preferred Stock, subject to the limitations prescribed by applicable law and the provisions of this Certificate of Incorporation, may be issued by the Board of Directors. Such Board of Directors is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in one or more classes, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Each such class of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for each class as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one class of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one class issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such class and the preferences and relative, participating, optional and other special rights of each such class and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such class, if any, and the designations, preferences and relative,


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participating, optional and other special rights and the qualifications, limitations and restrictions thereof, if any, for such class, including without limitation the following:

                  (a) The distinctive designation of and the number of shares of Preferred Stock which shall constitute such class; provided that such number may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                  (b) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such class shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class of Preferred Stock or any other class of stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

                  (c) The right, if any, of the holders of Preferred Stock of such class to convert the same into, or exchange the same for, shares of any other class of stock or any series of any class of stock of the Corporation and the terms and conditions of such conversion or exchange;

                  (d) Whether or not Preferred Stock of such class shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such class may be redeemed;

                  (e) The rights, if any, of the holders of Preferred Stock of such class upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary;

                  (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class; and

                  (g) The voting powers, if any, of the holders of such class of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a class by itself or together with any other class of the Preferred Stock as a class, (i) to vote more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) to elect one or more directors of the Corporation if there has been a default in the payment of dividends on any one or more class of the Preferred Stock or under such other circumstances and upon such other conditions as the Board of Directors may fix.

         There hereby shall be designated a Class A Preferred Stock, and the number of shares constituting such class shall be twelve million (12,000,000); a Class C Preferred Stock, and the number of shares constituting such class shall be twelve million (12,000,000); a Class D Preferred Stock, and the number of shares constituting such class shall be ten million (10,000,000); and a Class E Preferred Stock, and the number of shares constituting such class shall be ten million (10,000,000).


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         Such classes of Preferred Stock shall have the designations, powers, preferences and rights, including voting rights, and the qualifications, limitations and restrictions as set forth in this Article V.

         1. VOTING RIGHTS. Each share of Class A Common Stock and Class D Preferred Stock shall have one (1) vote per share. Each share of Class B Common Stock shall have ten (10) votes per share. Each share of Class A Preferred Stock, Class C Preferred Stock and Class E Preferred Stock shall have one vote for each share of Class A Common Stock into which such stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock. In addition to any rights under applicable law or under this Certificate of Incorporation of any class to vote as a separate class on any matter, and except as expressly provided under this Certificate of Incorporation with respect to any class of capital stock, all shares of Class A Common Stock, Class B Common Stock, Class A Preferred Stock, Class C Preferred Stock, Class D Preferred Stock, Class E Preferred Stock and any other class of capital stock with general voting rights then outstanding shall vote together as a single class on each matter on which shareholders are entitled to vote.

         2. LIQUIDATION. (a) In case of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Class A Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock shall be preferred equally with each such class and with holders of Class B Common Stock over all holders of Class A Common Stock of the Corporation to the extent set forth herein.

                  (b) Out of the distributable assets of the Corporation, in an amount up to the total dollar investment of Class A Preferred Stock, Class B Common Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock, holders of Class A Preferred Stock shall receive pro rata among all such shares of Class A Preferred Stock, in the aggregate for all such shares outstanding, the total dollar investment of Class A Preferred Stock divided by the sum of the total dollar investment of Class A Preferred Stock plus Class B Common Stock plus Class C Preferred Stock plus Class D Preferred Stock plus Class E Preferred Stock, expressed as a percentage, and holders of Class C Preferred Stock shall receive pro rata among all such shares of Class C Preferred Stock, in the aggregate for all such shares outstanding, the total dollar investment of Class C Preferred Stock divided by the sum of the total dollar investment of Class A Preferred Stock plus Class B Common Stock plus Class C Preferred Stock plus Class D Preferred Stock plus Class E Preferred Stock, expressed as a percentage, and holders of Class B Common Stock shall receive pro rata among all such shares of Class B Common Stock, in the aggregate for all such shares outstanding, the total dollar investment of Class B Common Stock divided by the sum of the total dollar investment of Class A Preferred Stock plus Class B Common Stock plus Class C Preferred Stock plus Class D Preferred Stock plus Class E Preferred Stock, expressed as a percentage, and holders of Class D Preferred Stock shall receive pro rata among all such shares of Class D Preferred Stock, in the aggregate for all such shares outstanding, the total dollar investment of Class D Preferred Stock divided by the sum of the total dollar investment of Class A Preferred Stock plus Class B Common Stock plus Class C Preferred Stock plus Class D Preferred Stock plus Class E Preferred Stock, expressed as a percentage, and holders of Class E Preferred Stock shall receive pro rata among all such shares of Class E Preferred Stock, in the aggregate for all such shares outstanding, the total dollar


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investment of Class E Preferred Stock divided by the sum of the total dollar investment of Class A Preferred Stock plus Class B Common Stock plus Class C Preferred Stock plus Class D Preferred Stock plus Class E Preferred Stock, expressed as a percentage.

                  (c) After distributing the assets of the Corporation in the manner set forth in Section 2(b), the holders of Class A Common Stock shall receive an amount in the aggregate for all such shares outstanding up to the total dollar investment of Class A Common Stock, pro rata among all such shares based on the respective numbers of shares held by such holders. Thereafter, to the exclusion of the holders of Class C Preferred Stock and the holders of Class E Preferred Stock, the holders of Class A Common Stock, Class A Preferred Stock, Class B Common Stock and Class D Preferred Stock, shall receive the remaining assets of the Corporation, pro rata among such holders based on the respective numbers of shares of Class A Common Stock held by such holders or issuable upon conversion of the Class A Preferred Stock, Class B Common Stock and Class D Preferred Stock held by such holders.

                  (d) Notwithstanding the foregoing, (i) prior to the distribution of the assets of the Corporation in accordance with this section, the holders of Class C Preferred Stock and the holders of Class E Preferred Stock shall be entitled to receive any accrued but unpaid dividends declared by the board of directors, and (ii) in the event of any conversion of all shares of Class A Preferred Stock, Class C Preferred Stock and Class E Preferred Stock, the liquidation preference applicable to the Class B Common Stock and the Class D Preferred Stock set forth herein shall terminate automatically and the holders of Class B Common Stock and the holders of Class D Preferred Stock shall be entitled, in the event of a liquidation, dissolution or winding up of the affairs of the Corporation, only to share in the remaining assets of the Corporation with the Class A Common Stock pro rata among such holders of Class A Common Stock, Class B Common Stock and Class D Preferred Stock based on the respective numbers of shares of Class A Common Stock held by such holders or issuable upon conversion of the Class B Common Stock and Class D Preferred Stock held by such holders.

                  (e) The consolidation or merger of the Corporation with or into any other corporation or corporations or the sale of all or substantially all of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation, unless the holders of a majority of the voting power of the capital stock of the Corporation before the merger, consolidation or sale continue to own a majority of the voting power of the capital stock of the surviving entity after the transaction, and the Class C Preferred Stock and Class E Preferred Stock are continued in the surviving entity on substantially identical terms (including, without limitation, ranking as to payment, conversion and rights as to voting on certain matters) as set forth herein.

         3. CONVERSION (a) The holders of the Class A Preferred Stock shall have conversion rights as follows:

                        (i) RIGHT TO CONVERT. The holders of the Class A Preferred Stock shall have the right to convert their shares into Class A Common Stock upon the affirmative vote of the holders of a majority of the Class A Preferred Stock. From and after such affirmative vote, each share of Class A Preferred Stock shall be convertible at the election of the


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         holder thereof into one share of Class A Common Stock (adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations).

                       (ii) AUTOMATIC CONVERSION. Each share of Class A Preferred Stock shall automatically be converted into one share of Class A Common Stock (adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations) immediately upon the earlier of (A) an underwritten offering of at or greater than twenty million dollars ($20,000,000) of Class A Common Stock at or greater than an offering price of five dollars ($5.00) per share (adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations) and (B) the affirmative vote of the holders of a majority of the Class A Preferred Stock.

                      (iii) MECHANICS OF CONVERSION. Before any holder of Class A Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock, it shall surrender the certificate therefor, duly endorsed, at the office of the Corporation, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state the name in which the certificate for shares of Class A Common Stock is to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Preferred Stock a certificate for the number of shares of Class A Common Stock to which such holder shall be entitled.

                  (b) The holders of the Class B Common Stock shall have conversion rights as follows:

                        (i) RIGHT TO CONVERT. The holders of the Class B Common Stock shall have the right to convert each share of Class B Common Stock into one share of Class A Common Stock or one share of Class D Preferred Stock (in each case adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations).

                       (ii) MECHANICS OF CONVERSION. Before any holder of Class B Common Stock shall be entitled to convert the same into shares of Class A Common Stock or Class D Preferred Stock, it shall surrender the certificate therefor, duly endorsed, at the office of the Corporation, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state the name in which the certificate for shares of Class A Common Stock or Class D Preferred Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock a certificate for the number of shares of Class A Common Stock or Class D Preferred Stock to which such holder shall be entitled.

                  (c) The holders of the Class C Preferred Stock shall have conversion rights as follows:

                        (i) RIGHT TO CONVERT. Each share of Class C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share on or prior to the fifth day prior to the initial Class C Preferred Redemption


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         Date (defined below), at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing three dollars and fifty cents ($3.50) (as adjusted for subsequent stock splits, combinations, stock dividends and recapitalizations, the "Original Class C Share Price") by the Class C Conversion Price, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Class C Conversion Price per share for shares of Class C Preferred Stock shall be the Original Class C Share Price; provided, however, that the Class C Conversion Price for the Class C Preferred Stock shall be subject to adjustment as set forth in Sections 3(c)(iv) and 3(c)(v).

                       (ii) AUTOMATIC CONVERSION. Except as provided below in
         Section 3(c)(iii), each share of Class C Preferred Stock shall automatically be converted into shares of Class A Common Stock at the Class C Conversion Price at the time in effect for such Class C Preferred Stock immediately upon the earlier of (A) the Corporation's sale of its Class A Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than two hundred percent (200%) of the then applicable Class C Conversion Price and with gross proceeds of not less than twenty million dollars ($20,000,000) (such a public offering referred to herein as a "Class C Qualified Offering") and (B) the affirmative vote of the holders of the majority of the Class C Preferred Stock.

                      (iii) MECHANICS OF CONVERSION. Before any holder of Class C Preferred Stock shall be entitled to convert the Class C Preferred Stock into shares of Class A Common Stock, he shall surrender the certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Class C Preferred Stock, and shall give written notice to the Corporation at its principal place of business, of the election to convert the Class C Preferred Stock and shall state therein the name in which the certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class C Preferred Stock, a certificate for the number of shares of Class A Common Stock to which such holder shall be entitled, together with a cash payment in lieu of any fraction of a share of such Class A Common Stock and all dividends on the shares of Class C Preferred Stock surrendered for conversion accrued and unpaid up to and including the date surrendered for conversion. No fraction of a share of Class A Common Stock shall be issued upon any conversion but, in lieu thereof, shall be paid upon such conversion an amount in cash equal to the same fraction of the Conversion Price at the time of conversion. No payment or adjustment for dividends on any shares of Class A Common Stock that shall be issuable upon conversion on the Class C Preferred Stock, accrued and unpaid up to and including the date surrendered for conversion, shall be made. The Corporation will pay all issue taxes, if any, incurred upon the issue of Class A Common Stock upon the conversion of the Class C Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class C Preferred Stock to be converted, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock as


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         of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Class C Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person entitled to receive the Class A Common Stock upon conversion of the Class C Preferred Stock shall not be deemed to have converted such Class C Preferred Stock until prior to the closing of such sale of securities.

                       (iv) CONVERSION PRICE ADJUSTMENTS. The Class C Conversion Price shall be subject to adjustment from time to time as follows:

                                    (A) Subject to subparagraphs (B) through (J)
                  of this Section 3(c)(iv), if the Corporation shall issue, after the date upon which any shares of Class C Preferred Stock were first issued (the "Class C Preferred Closing Date"), any Additional Stock (as defined below), other than an Excluded Issuance (as defined below), without consideration or for a consideration per share less than the Class C Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Class C Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the result obtained by multiplying such Class C Conversion Price by the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                                    (x) an amount equal to the sum of (a) the
                           aggregate number of shares of Class A Common Stock outstanding on a fully diluted basis (after giving effect to the issuance of all shares of Class A Common Stock issuable upon Exercise (as defined below) of all outstanding Derivative Securities (as defined below) immediately prior to such issuance) (as used in this Section 3(c), the "Fully Diluted Shares Outstanding") plus (b) the aggregate consideration, if any, received by the Corporation for the issuance of such Additional Stock divided by the Class C Conversion Price in effect immediately prior to the issuance of such Additional Stock;

                                    (y) an amount equal to the sum of (a) the
                           aggregate number of Fully Diluted Shares Outstanding immediately prior to such issuance, plus (b) the number of such shares of Additional Stock so issued.

                                    (B) In the case of the issuance of stock for
                  cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                    (C) In the case of the issuance of stock for
                  a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors irrespective of any accounting treatment, unless otherwise agreed in writing by


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                  holders of a majority in interest of the outstanding shares of Class C Preferred Stock.

                                    (D) For purposes of any such adjustment, the
                  following provisions shall be applicable:

                           If after the Class C Preferred Closing Date, the
                  Corporation shall issue any securities convertible into or exchangeable for shares of Class A Common Stock ("Convertible Securities") or shall grant any rights or options to subscribe for, purchase or otherwise acquire shares of Class A Common Stock or Convertible Securities (as used in this Section 3(c), the "Options," Options and Convertible Securities being referred to in this Section 3(c) as "Derivative Securities"), other than an Excluded Issuance, then in each such case, such issue or grant shall be deemed to be an issuance of Additional Stock and the price per share of the stock issuable upon the exercise, conversion or exchange (as used in this Section 3(c), the "Exercise") of such Derivative Securities shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of such Derivative Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the Exercise of such Derivative Securities, by (y) the maximum number of shares of Class A Common Stock issuable upon such Exercise. If the price per share so determined is less than the Class C Conversion Price in effect immediately prior to the issuance or granting of such Derivative Securities, such issuance or granting shall be deemed to be an issuance or granting for cash of such maximum number of shares of Class A Common Stock deliverable upon the Exercise of such Derivative Securities at such price per share and such maximum number of shares of Class A Common Stock shall be deemed to be outstanding, provided that

                                    (1) if such Derivative Securities by their
                           terms provide, with the passage of time or otherwise, for any increase in the amount of additional consideration payable to the Corporation or decrease in the number of shares of Class A Common Stock issuable upon such Exercise (by change of rate or otherwise), the Class C Conversion Price shall, upon each such increase or decrease becoming effective, be readjusted to reflect such increase or decrease insofar as it affects rights of Exercise which have not theretofore expired, and

                                    (2) upon the expiration of such Derivative
                           Securities, or if any thereof shall not have been Exercised, the Class C Conversion Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis that (xx) the only shares of Class A Common Stock so issued were the shares of Class A Common Stock, if any, actually issued or granted upon the Exercise of such Derivative Securities, and (yy) such shares of Class A Common Stock, if any, were issued or granted for the consideration actually received by the Corporation upon such Exercise plus the consideration, if any, actually received by the Corporation for the issuance or granting of all of such Derivative Securities, whether or not Exercised, provided, further, that no such readjustment shall have the effect of increasing the Class C Conversion Price by an amount in excess of the amount of the adjustment thereof initially made in respect of the issuance or granting of such Derivative Securities.

                                    (E) "Additional Stock" for the purposes of
                  this Section 3(c) shall mean any shares of Class A Common Stock issued by the Corporation after the Class C Preferred Closing Date other than:

                                           (1) up to a maximum aggregate of
                           70,000 shares of stock issuable or issued to any person, and up to a maximum aggregate 1,500,000 shares of stock issuable or issued (at fair market value) to employees, consultants, directors or officers of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation and the Compensation Committee thereof;

                                           (2) shares of stock issued or
                           issuable in a public offering before or in connection with which all outstanding shares of Class C Preferred Stock will be converted to Class A Common Stock or upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

                                           (3) shares of stock issued or
                           issuable in accordance with Section 3(c)(v) below or
                           Section 3(e)(v) below or up to 3,460,000 shares of Class A Preferred Stock or shares of Class A Common Stock issued or issuable upon conversion of such shares (adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations) in accordance with Section 10.2 of the Class A Preferred Stock Purchase Agreement dated May 27, 1997, as amended by the Purchase and Sale Agreement dated December 17, 1997 and the Purchase and Sale Agreement dated January 5, 1998, as amended through the date of the original issuance of shares of Class E Preferred Stock (collectively, the "Class A Stock Purchase Agreement"); or

                                           (4) shares issuable upon conversion
                           of the Class A Preferred Stock, Class B Common Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock (such shares of capital stock described in clauses (1) through (4) being referred to in this Section 3(c) as "Excluded Issuances").

                                    (F) The Corporation shall at all times
                  reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class C Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class C Preferred Stock and the Class E Preferred Stock and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class C Preferred Stock and the Class E Preferred Stock, in the aggregate, in addition to such other remedies as shall be available to the holder of such Class C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

                         (G) Notwithstanding any provision to the contrary in
                    this Section 3(c)(iv), any and all adjustments of the Class C Conversion Price under this Section 3(c)(iv) arising out of the issuance or deemed issuance of Additional Stock between the Class C Preferred Closing Date and the date upon which the adjustment to the Class C Conversion Price effected pursuant to Section 3(c)(v) (as used in this Section 3(c), the "Liquidity Ratchet Adjustment") is made shall be recalculated immediately after the Liquidity Ratchet Adjustment is made and shall be so recalculated as though the initial Class C Conversion Price were equal to the Class C Conversion Price after giving effect to the Liquidity Ratchet Adjustment; provided, however, that in the event that any shares of Class C Preferred Stock have been converted into shares of Class A Common Stock prior to the Liquidity Ratchet Adjustment, the holders of the Class A Common Stock issued upon conversion of such shares of Class C Preferred Stock shall return to the Corporation any such shares of Class A Common Stock so issued in excess of the number of shares of Class A Common Stock that such holders would have been entitled based on the Class C Conversion Price(s) recalculated as set forth in this paragraph at the time(s) such shares of Class C Preferred Stock were converted (it being understood that any shares of Class A Common Stock resulting from adjustments to the Class C Conversion Price arising out of issuances or deemed issuances of Additional Stock at a price equal to or greater than $2.00 per share (as adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations) may not be transferred until after the Liquidity Ratchet Adjustment and the return to the Corporation of any such excess shares).

                         (H) If the Corporation shall subdivide or reclassify
                    the then outstanding shares of its Class A Common Stock into a greater number of shares of Class A Common Stock or combine or reclassify the then outstanding shares of its Class A Common Stock into a smaller number of shares of Class A Common Stock, the Class C Conversion Price in effect immediately prior to such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted as of the effective date thereof so that the holder of any Class C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock which he would have owned after the happening of such event had such Class C Preferred Stock been converted immediately prior to the happening of such event.

                         (I) In case of any capital reorganization of the
                    Corporation, or any consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, the holder of each share of Class C Preferred Stock then outstanding (or of the stock or securities received in lieu of such share) shall have the right thereafter to convert such share (or such stock or securities) into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, consolidation, merger, sale or conveyance by a holder of the number of shares of Class A Common Stock of the Corporation into which such share of the Class C Preferred Stock might have been converted immediately prior to such reorganization, consolidation, merger, sale or conveyance, and shall have no conversion rights under these provisions; and effective provision shall be made in the Certificate of Incorporation of the resulting or surviving corporation or otherwise so that the provisions set forth in this Section 3(c) for the protection of the conversion rights of the Class C Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Class C Preferred Stock remaining outstanding or other convertible securities received by the holders in place thereof; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Class C Preferred Stock, or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. In case securities or property other than Class A Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 3(c) to Class A Common Stock shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

                         (J) Upon each adjustment or readjustment in the Class C
                    Conversion Price, the Chief Financial Officer of the Corporation shall compute such adjustment or readjustment in accordance with the provisions of this Section 3(c) and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any additional shares of Class A Common Stock issued or sold or deemed to have been issued or sold,
                    (ii) the number of shares of Class A Common Stock outstanding or deemed to be outstanding, and (iii) the Class C Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required) on account thereof. In the event holders of shares of Class C Preferred Stock representing a majority in interest of such class of stock represent to the Corporation in writing that they dispute the adjustment or readjustment, or any information or calculations contained in the above-referenced certificate of the Chief Financial Officer, then the Corporation, at its expense, will cause the independent public accountants who regularly audit the books and accounts of the Corporation or other independent accountants of recognized standing selected by the Corporation to compute such adjustment or readjustment in accordance with the provisions of this
                    Section 3(c) and prepare a certificate setting forth any necessary revisions to such adjustment or readjustment and showing in detail the facts upon which such revisions to the adjustment or readjustment, if any, are based. With respect to the certificate of the Chief Financial Officer, and with respect to any certificate of the independent public accountants, the Corporation shall, forthwith upon the availability to the Corporation of any such certificate, file such certificate with its corporate records and mail a copy to each holder of the Class C Preferred Stock then outstanding at such holder's address as it appears on the records of the Corporation. No such determination by the Corporation's independent public accountants shall bind the Corporation or the holders of Class C Preferred Stock in connection with any dispute with respect to such adjustment.

                        (v) LIQUIDITY RATCHET ADJUSTMENT. (A) Subject to subparagraph (B) of this Section 3(c)(v) below, if the holders of the Class C Stock Units (as defined below) shall not be offered an opportunity to sell, transfer or dispose of one hundred percent (100%) of the Class C Stock Units for an amount equal to or greater than ten dollars fifty cents ($10.50) per Class C Stock Unit in cash or Marketable Securities (as defined below) within twenty four (24) months from the Class C Preferred Closing Date, or thirty (30) months from the Class C Preferred Closing Date if the Corporation has completed a registration under the Securities Act of 1933, as amended, in connection with a Class C Qualified Offering within twenty four (24) months of the Class C Preferred Closing Date, whether or not such holders accept or reject such offer, the initial Class C Conversion Price shall be reduced (but not increased) to the greater of (A) two dollars ($2.00) per share (as adjusted to reflect subsequent stock splits, combinations, stock dividends or recapitalizations), (B) thirty three and one third percent (33 1/3%) of the highest price per Class C Stock Unit offered to the holders of Class C Stock Units in any Class C Qualified Offering or private sale in which the holders of Class C Stock Units were provided an opportunity to sell stock, (C) thirty three and one third percent (33 1/3%) of the price per Class C Stock Unit paid in cash or Marketable Securities to the holders of Class C Stock Units in the event of the sale of all or substantially all of the assets or capital stock of the Corporation or the merger, consolidation or combination of the Corporation with another entity, if such has occurred, or (D) thirty-three and one third percent (33 1/3%) of the price per Class C Stock Unit otherwise offered in cash or Marketable Securities to the holders of Class C Stock Units; provided, however, that, subject to Section 3(c)(iv)(G), in the event the shares of Class C Preferred Stock have been converted to Class A Common Stock, the holders of the Class A Common Stock issued upon such conversion shall receive additional shares of Class A Common Stock such that such additional shares, together with the shares issued upon conversion, shall equal the number of shares that would have been issued had the Liquidity Ratchet Adjustment been effective immediately before such conversion.

                         "Class C Stock Unit" means each share of Class C Preferred Stock and the shares of Class A Common Stock issued or issuable upon conversion of such share of

         Class C Preferred Stock (adjusted to reflect stock splits, combinations, stock dividends and recapitalizations occurring subsequent to the date of conversion of such share of Class C Preferred Stock).

                         "Marketable Securities" as used in this Section 3(c) means: (i) securities issued or directly and fully guaranteed and insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of less than six months from the date of acquisition; or (ii) short term debt instruments with a maturity of less than 90 days from the date of issuance of an issuer rated at least A by Standard & Poors Rating Services or equity securities of an issuer with a market capitalization of at least $150,000,000, which equity securities are traded on a major nationally recognized exchange (other than the NASDAQ small cap index or the NASDAQ bulletin board).

                         (B) If the Corporation shall consummate an initial public offering pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended, on or before July 31, 1999 (a "Timely IPO"), subparagraph (A) of Section 3(c)(v) above shall terminate and be of no further force and effect. In consideration for the termination of the rights of the holders of shares of Class C Preferred Stock under such subparagraph (A), immediately before the consummation of a Timely IPO (but subject to the consummation of the Timely IPO), the Class C Conversion Price shall be reduced to $2.80 per share (subject to adjustment for stock splits, combinations, stock dividends and recapitalizations).

                       (vi) AUTHORIZATION OF ADDITIONAL CLASS C PREFERRED STOCK. If at any time the number of authorized but unissued shares of Class C Preferred Stock shall not be sufficient to effect the obligations of the Corporation to issue additional shares of Class C Preferred Stock, the Corporation shall take such corporate action as may be necessary or advisable to increase the number of authorized but unissued shares of Class C Preferred Stock to such number of shares as shall be sufficient for such purpose.

                  (d) The holders of the Class D Preferred Stock shall have conversion rights as follows:

                        (i) RIGHT TO CONVERT. The holders of the Class D Preferred Stock shall have the right to convert each share of Class D Preferred Stock into one share of Class A Common Stock (adjusted to reflect subsequent stock splits, combinations, stock dividends, recapitalizations).

                       (ii) MECHANICS OF CONVERSION. Before any holder of Class D Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock, it shall surrender the certificate therefor, duly endorsed, at the office of the Corporation, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state the name in which the certificate for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class D Preferred Stock a certificate for the number of shares of Class A Common Stock to which such holder shall be entitled.

                  (e) The holders of the Class E Preferred Stock shall have conversion rights as follows:

                        (i) RIGHT TO CONVERT. Each share of Class E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share on or prior to the fifth day prior to the initial Class E Preferred Redemption Date (defined below), at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing five dollars ($5.00) (as adjusted for subsequent stock splits, combinations, stock dividends or recapitalizations, the "Original Class E Share Price") by the Class E Conversion Price, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Class E Conversion Price per share for shares of Class E Preferred Stock shall be the Original Class E Share Price; provided, however, that the Class E Conversion Price for the Class E Preferred Stock shall be subject to adjustment as set forth in Sections 3(e)(iv) and 3(e)(v).

                       (ii) AUTOMATIC CONVERSION. Except as provided below in
         Section 3(e)(iii), each share of Class E Preferred Stock shall automatically be converted into shares of Class A Common Stock at the Class E Conversion Price at the time in effect for such Class E Preferred Stock immediately upon the earlier of (A) the Corporation's sale of its Class A Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, with gross proceeds of not less than twenty million dollars ($20,000,000) (such a public offering referred to herein as a "Class E Qualified Offering") and (B) the affirmative vote of the holders of the majority of the Class E Preferred Stock.

                      (iii) MECHANICS OF CONVERSION. Before any holder of Class E Preferred Stock shall be entitled to convert the Class E Preferred Stock into shares of Class A Common Stock, he shall surrender the certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Class E Preferred Stock, and shall give written notice to the Corporation at its principal place of business, of the election to convert the Class E Preferred Stock and shall state therein the name in which the certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class E Preferred Stock, a certificate for the number of shares of Class A Common Stock to which such holder shall be entitled, together with a cash payment in lieu of any fraction of a share of such Class A Common Stock and all dividends on the shares of Class E Preferred Stock surrendered for conversion accrued and unpaid up to and including the date surrendered for conversion. No fraction of a share of Class A Common Stock shall be issued upon any conversion but, in lieu thereof, shall be paid upon such conversion an amount in cash equal to the same fraction of the Conversion Price at the time of conversion. No payment or adjustment for dividends on any shares of Class A Common Stock that shall be issuable upon conversion on the Class E Preferred Stock, accrued and unpaid up to and including the date surrendered for conversion, shall be made. The

          Corporation will pay all issue taxes, if any, incurred upon the issue of Class A Common Stock upon the conversion of the Class E Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class E Preferred Stock to be converted, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Class E Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person entitled to receive the Class A Common Stock upon conversion of the Class E Preferred Stock shall not be deemed to have converted such Class E Preferred Stock until prior to the closing of such sale of securities.

               (iv) CONVERSION PRICE ADJUSTMENTS. The Class E Conversion Price shall be subject to adjustment from time to time as follows:

                                    (A) Subject to subparagraphs (B) through (J)
                  of this Section 3(e)(iv), if the Corporation shall issue, after the date upon which any shares of Class E Preferred Stock were first issued (the "Class E Preferred Closing Date"), any Additional Stock (as defined below), other than an Excluded Issuance (as defined below), without consideration or for a consideration per share less than the Class E Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Class E Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the result obtained by multiplying such Class E Conversion Price by the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                                    (x) an amount equal to the sum of (a) the
                           aggregate number of shares of Class A Common Stock outstanding on a fully diluted basis (after giving effect to the issuance of all shares of Class A Common Stock issuable upon Exercise (as defined below) of all outstanding Derivative Securities (as defined below) immediately prior to such issuance) (as used in this Section 3(e), the "Fully Diluted Shares Outstanding") plus (b) the aggregate consideration, if any, received by the Corporation for the issuance of such Additional Stock divided by the Class E Conversion Price in effect immediately prior to the issuance of such Additional Stock;

                                    (y) an amount equal to the sum of (a) the
                           aggregate number of Fully Diluted Shares Outstanding immediately prior to such issuance, plus (b) the number of such shares of Additional Stock so issued.

                                    (B) In the case of the issuance of stock for
                  cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                    (C) In the case of the issuance of stock for
                  a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors irrespective of any accounting treatment, unless otherwise agreed in writing by holders of a majority in interest of the outstanding shares of Class E Preferred Stock.

                                    (D) For purposes of any such adjustment, the
                  following provisions shall be applicable:

                           If after the Class E Preferred Closing Date, the
                  Corporation shall issue any securities convertible into or exchangeable for shares of Class A Common Stock ("Convertible Securities") or shall grant any rights or options to subscribe for, purchase or otherwise acquire shares of Class A Common Stock or Convertible Securities (as used in this Section 3(e), the "Options," Options and Convertible Securities being referred to in this Section 3(e) as "Derivative Securities"), other than an Excluded Issuance, then in each such case, such issue or grant shall be deemed to be an issuance of Additional Stock and the price per share of the stock issuable upon the exercise, conversion or exchange (as used in this Section 3(e) , the "Exercise") of such Derivative Securities shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of such Derivative Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the Exercise of such Derivative Securities, by (y) the maximum number of shares of Class A Common Stock issuable upon such Exercise. If the price per share so determined is less than the Class E Conversion Price in effect immediately prior to the issuance or granting of such Derivative Securities, such issuance or granting shall be deemed to be an issuance or granting for cash of such maximum number of shares of Class A Common Stock deliverable upon the Exercise of such Derivative Securities at such price per share and such maximum number of shares of Class A Common Stock shall be deemed to be outstanding, provided that

                                           (1) if such Derivative Securities by
                           their terms provide, with the passage of time or otherwise, for any increase in the amount of additional consideration payable to the Corporation or decrease in the number of shares of Class A Common Stock issuable upon such Exercise (by change of rate or otherwise), the Class E Conversion Price shall, upon each such increase or decrease becoming effective, be readjusted to reflect such increase or decrease insofar as it affects rights of Exercise which have not theretofore expired, and

                                           (2) upon the expiration of such
                           Derivative Securities, or if any thereof shall not have been Exercised, the Class E Conversion Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis that (xx) the only shares of Class A Common Stock so issued were the shares of Class A Common Stock, if any, actually issued or granted upon the Exercise of such Derivative Securities, and (yy) such shares of Class A Common Stock, if any, were issued or granted for the consideration actually received by the Corporation upon such Exercise plus the consideration, if any, actually received by the Corporation for the issuance or granting of all of such Derivative Securities, whether or not Exercised, provided, further, that no such readjustment shall have the effect of increasing the Class E Conversion Price by an amount in excess of the amount of the adjustment thereof initially made in respect of the issuance or granting of such Derivative Securities.

                                    (E) "Additional Stock" for purposes of this
                  Section 3(e) shall mean any shares of Class A Common Stock issued by the Corporation after the Class E Preferred Closing Date other than:

                                           (1) up to a maximum aggregate of
                           35,000 shares of stock issuable or issued to any person, and up to a maximum aggregate 750,000 shares of stock issuable or issued (at fair market value) to employees, consultants, directors or officers of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation and the Compensation Committee thereof;

                                           (2) shares of stock issued or
                           issuable in a public offering before or in connection with which all outstanding shares of Class E Preferred Stock will be converted to Class A Common Stock or upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

                                           (3) shares of stock issued or
                           issuable in accordance with Section 3(c)(v) above or
                           Section 3(e)(v) below or up to 3,460,000 shares of Class A Preferred Stock or shares of Class A Common Stock issued or issuable upon conversion of such shares (adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations) in accordance with Section 10.2 of the Class A Preferred Stock Purchase Agreement; or

                                           (4) shares issuable upon conversion
                           of the Class A Preferred Stock, Class B Common Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock (such shares of capital stock described in clauses (1) through (4) being referred to in this Section 3(e) as "Excluded Issuances").

                                    (F) The Corporation shall at all times
                  reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class E Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class C Preferred Stock and the Class E Preferred Stock and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class C Preferred Stock and the Class E Preferred Stock, in the aggregate, in addition to such other remedies as shall be available to the holder of such Class E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

                                    (G) Notwithstanding any provision to the
                  contrary in this Section 3(e)(iv), any and all adjustments of the Class E Conversion Price under this Section 3(e)(iv) arising out of the issuance or deemed issuance of Additional Stock between the Class E Preferred Closing Date and the date upon which the adjustment to the Class E Conversion Price effected pursuant to Section 3(e)(v) (as used in this Section 3(e), the "Liquidity Ratchet Adjustment") is made shall be recalculated immediately after the Liquidity Ratchet Adjustment is made and shall be so recalculated as though the initial Class E Conversion Price were equal to the Class E Conversion Price after giving effect to the Liquidity Ratchet Adjustment; provided, however, that in the event that any shares of Class E Preferred Stock have been converted into shares of Class A Common Stock prior to the Liquidity Ratchet Adjustment, the holders of the Class A Common Stock issued upon conversion of such shares of Class E Preferred Stock shall return to the Corporation any such shares of Class A Common Stock so issued in excess of the number of shares of Class A Common Stock that such holders would have been entitled based on the Class E Conversion Price(s) recalculated as set forth in this paragraph at the time(s) such shares of Class E Preferred Stock were converted (it being understood that any shares of Class A Common Stock resulting from adjustments to the Class E Conversion Price arising out of issuances or deemed issuances of Additional Stock at a price equal to or greater than $3.50 per share (as adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations) may not be transferred until after the Liquidity Ratchet Adjustment and the return to the Corporation of any such excess shares).

                                    (H) If the Corporation shall subdivide or
                  reclassify the then outstanding shares of its Class A Common Stock into a greater number of shares of Class A Common Stock or combine or reclassify the then outstanding shares of its Class A Common Stock into a smaller number of shares of Class A Common Stock, the Class E Conversion Price in effect immediately prior to such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted as of the effective date thereof so that the holder of any

                  Class E Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock which he would have owned after the happening of such event had such Class E Preferred Stock been converted immediately prior to the happening of such event.

                                    (I) In case of any capital reorganization of
                  the Corporation, or any consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, the holder of each share of Class E Preferred Stock then outstanding (or of the stock or securities received in lieu of such share) shall have the right thereafter to convert such share (or such stock or securities) into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, consolidation, merger, sale or conveyance by a holder of the number of shares of Class A Common Stock of the Corporation into which such share of the Class E Preferred Stock might have been converted immediately prior to such reorganization, consolidation, merger, sale or conveyance, and shall have no conversion rights under these provisions; and effective provision shall be made in the Certificate of Incorporation of the resulting or surviving corporation or otherwise so that the provisions set forth in this Section 3(e) for the protection of the conversion rights of the Class E Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Class E Preferred Stock remaining outstanding or other convertible securities received by the holders in place thereof; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Class E Preferred Stock, or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. In case securities or property other than Class A Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 3(e) to Class A Common Stock shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

                                    (J) Upon each adjustment or readjustment in
                  the Class E Conversion Price, the Chief Financial Officer of the Corporation shall compute such adjustment or readjustment in accordance with the provisions of this Section 3(e) and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of
                  (i) the consideration received or to be received by the Corporation for any additional shares of Class A Common Stock issued or sold or deemed to have been issued or sold, (ii) the number of shares of Class A Common Stock outstanding or deemed to be outstanding, and (iii) the Class E Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required) on account thereof. In the event holders of shares of Class E Preferred Stock representing a majority in interest of such class of stock represent to the Corporation in writing that they dispute the adjustment or readjustment, or any information or calculations contained in the above-referenced certificate of the Chief Financial Officer, then the Corporation, at its expense, will cause the independent public accountants who regularly audit the books and accounts of the Corporation or other independent accountants of recognized standing selected by the Corporation to compute such adjustment or readjustment in accordance with the provisions of this Section 3(e) and prepare a certificate setting forth any necessary revisions to such adjustment or readjustment and showing in detail the facts upon which such revisions to the adjustment or readjustment, if any, are based. With respect to the certificate of the Chief Financial Officer, and with respect to any certificate of the independent public accountants, the Corporation shall, forthwith upon the availability to the Corporation of any such certificate, file such certificate with its corporate records and mail a copy to each holder of the Class E Preferred Stock then outstanding at such holder's address as it appears on the records of the Corporation. No such determination by the Corporation's independent public accountants shall bind the Corporation or the holders of Class E Preferred Stock in connection with any dispute with respect to such adjustment.

                        (v) LIQUIDITY RATCHET ADJUSTMENT. The shares of Class E Preferred Stock shall be entitled to the following adjustments:

                           (A) If the Corporation does not satisfy at least one
                  of the Ratchet Conditions (as defined below), the conversion price of the Class E Preferred Stock will be reduced ratably to a floor of $3.50 per share (as adjusted for subsequent stock splits, combinations, stock dividends and recapitalizations) as described below. As used herein, "Ratchet Conditions" means (I) the completion of a Class E Qualified Offering on or before December 31, 1999 at an offering price per share of at least $5.00 per share (as adjusted for subsequent stock splits, combinations, stock dividends and recapitalizations) and (II) the holders of the Class E Preferred Stock shall have had an opportunity to sell on or before December 31, 1999 all of their Class E Preferred Stock or shares of Class A Common Stock issuable upon conversion of such shares at a price of at least $10.00 per share (as adjusted for subsequent stock splits, combinations, stock dividends and recapitalizations). If the Corporation completes a Class E Qualified Offering on or before December 31, 1999 at an offering price below $5.00 per share (as adjusted for subsequent stock splits, combinations, stock dividends and recapitalizations), the Class E Conversion Price shall be reduced to the price at which shares are offered in such Class E Qualified Offering but not below $3.50 (as adjusted for subsequent stock splits, combinations, stock dividends and recapitalizations). If the holders of Class E Preferred Stock shall have had the opportunity to sell all of their Class E Preferred Stock or shares of Class A Common Stock issuable upon conversion thereof (a "Liquidity Event") at a price below $10.00 per share (as adjusted for subsequent stock splits, combinations, stock dividends and recapitalizations), the Class E Conversion Price shall be reduced proportionately to the price per share equal to the sum of $3.50 (as adjusted for subsequent stock splits, combinations, stock dividends and recapitalizations) plus an amount equal to the Applicable Percentage (as defined below) multiplied by $1.50 (as adjusted for subsequent stock splits, combinations, stock dividends and recapitalizations). The "Applicable Percentage" shall equal the quotient obtained by dividing the excess, if any, of the offered sales price over $5.00 (as adjusted for subsequent stock splits, combinations, stock dividends and recapitalizations) by $5.00 (as adjusted for subsequent stock splits, combinations, stock dividends and recapitalizations); provided that the Applicable Percentage shall not exceed 100%. If both a Class E Qualified Offering and a Liquidity Event occur during 1999, the Class E Conversion Price shall be reduced to the higher of the prices determined in accordance with the foregoing.

                         (B) If the Corporation shall issue additional shares of
                    stock to the holders of Class A Preferred Stock in accordance with Section 10.2.2. or Section 10.2.3. of the Class A Stock Purchase Agreement or shall reduce the Class C Conversion Price pursuant to Section 3(c)(v)(B) above, the Class E Conversion Price shall be reduced to the price determined by multiplying the Class E Conversion Price in effect immediately before such issuance or such reduction by a fraction the numerator of which is the total number of Fully Diluted Shares Outstanding immediately before such issuance or reduction and the denominator of which is the total number of Fully Diluted Shares Outstanding immediately after such issuance or reduction.

                         (C) If the Class E Preferred Stock shall have been
                    previously converted into Class A Common Stock before the determination of the adjustments set forth in this Section 3(e)(v), the Corporation shall effect such adjustments by issuing to the holders additional shares of Class A Common Stock such that such holders will hold the number of shares they would have held if such adjustments were made immediately before such conversion.

                    (vi) AUTHORIZATION OF ADDITIONAL CLASS E PREFERRED STOCK. If
               at any time the number of authorized but unissued shares of Class E Preferred Stock shall not be sufficient to effect the obligations of the Corporation to issue additional shares of Class E Preferred Stock, the Corporation shall take such corporate action as may be necessary or advisable to increase the number of authorized but unissued shares of Class E Preferred Stock to such number of shares as shall be sufficient for such purpose.

          (f) The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of all outstanding shares of capital stock which are convertible into shares of Class A Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of capital stock which are convertible into Class A Common Stock.

     4. DIVIDENDS. The holders of shares of Class A Preferred Stock, Class B Common Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock shall be entitled to receive non-cumulative dividends, pari passu with the holders of Class A Common Stock and in each case on an as-if-converted basis, out of any assets legally available to the

Corporation, at a rate determined on a per annum basis, payable quarterly when, as and if declared by the Board of Directors.

         5. REDEMPTION. (a) At the option of each holder of Class C Preferred Stock, the Corporation shall redeem, on the first day of August of each year commencing in the year 2003, and continuing thereafter for two (2) consecutive years (each a "Class C Preferred Redemption Date"), the number of shares of Class C Preferred Stock held by such holder that is specified in a request for redemption delivered to the Corporation by the holder on or prior to the thirty
(30) days immediately prior to the applicable Class C Preferred Redemption Date, by paying in cash, seven dollars ($7.00) per share of Class C Preferred Stock (adjusted to reflect subsequent stock splits, combinations, stock dividends, and recapitalizations) plus all declared but unpaid dividends on such shares (the "Class C Preferred Redemption Price"); provided, however, that the Corporation shall not be required to redeem from any holder (i) in connection with the initial Class C Preferred Redemption Date upon which such holder's shares of Class C Preferred Stock are being redeemed, a number of shares of Class C Preferred Stock greater than 33-1/3% of the aggregate number of shares of Class C Preferred Stock held by such holder immediately prior to such redemption, and
(ii) in connection with the second Class C Preferred Redemption Date upon which such holder's shares of Class C Preferred Stock are being redeemed, a number of shares of Class C Preferred Stock greater than fifty percent (50%) of the aggregate number of shares of Class C Preferred Stock held by such holder immediately prior to such redemption. If the funds legally available for redemption for the Class C Preferred Stock on any Class C Preferred Redemption Date are insufficient to redeem the total number of shares of Class C Preferred Stock requested to be redeemed as set forth in all requests for redemption in connection with such Class C Preferred Redemption Date, those funds which are legally available will be used to redeem the maximum number of shares so requested to be redeemed ratably among such requesting holders in proportion to the respective amounts which would be payable with respect to the full number of shares so requested to be redeemed by them as if all such shares so requested to be redeemed were redeemed in full. Any shares requested to be redeemed in connection with any Class C Preferred Redemption Date shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares so requested to be redeemed, such funds will immediately be used to redeem the balance of the shares requested to be redeemed pursuant to this section 5(a) on the Class C Preferred Redemption Date but which it has not redeemed, on the same terms and conditions as are set forth above.

                  (b) At the option of each holder of Class E Preferred Stock, the Corporation shall redeem, on the first day of March of each year commencing in the year 2004, and continuing thereafter for two (2) consecutive years (each a "Class E Preferred Redemption Date"), the number of shares of Class E Preferred Stock held by such holder that is specified in a request for redemption delivered to the Corporation by the holder on or prior to the thirty
(30) days immediately prior to the applicable Class E Preferred Redemption Date, by paying in cash, five dollars ($5.00) per share of Class E Preferred Stock (adjusted to reflect subsequent stock splits, combinations, stock dividends, and recapitalizations) plus all declared but unpaid dividends on such shares (the "Class E Preferred Redemption Price"); provided, however, that the Corporation shall not be required to redeem from any holder (i) in connection with the initial Class E Preferred Redemption Date upon which such holder's shares of Class E Preferred Stock are being redeemed, a number of shares of Class E Preferred Stock greater than 33-1/3% of the aggregate number of shares of Class E Preferred Stock held by such holder immediately prior to such redemption, and (ii) in connection with the second Class E Preferred Redemption Date upon which such holder's shares of Class E Preferred Stock are being redeemed, a number of shares of Class E Preferred Stock greater than fifty percent (50%) of the aggregate number of shares of Class E Preferred Stock held by such holder immediately prior to such redemption. If the funds legally available for redemption for the Class E Preferred Stock on any Class E Preferred Redemption Date are insufficient to redeem the total number of shares of Class E Preferred Stock requested to be redeemed as set forth in all requests for redemption in connection with such Class E Preferred Redemption Date, those funds which are legally available will be used to redeem the maximum number of shares so requested to be redeemed ratably among such requesting holders in proportion to the respective amounts which would be payable with respect to the full number of shares so requested to be redeemed by them as if all such shares so requested to be redeemed were redeemed in full. Any shares requested to be redeemed in connection with any Class E Preferred Redemption Date shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares so requested to be redeemed, such funds will immediately be used to redeem the balance of the shares requested to be redeemed pursuant to this section 5(b) on the Class E Preferred Redemption Date but which it has not redeemed, on the same terms and conditions as are set forth above.

         6. PROTECTIVE PROVISIONS. (a) So long as any shares of Class A Preferred Stock are outstanding, without first obtaining the approval of the holders of a majority of the shares of the Class A Preferred Stock, the Corporation shall not (i) alter or change the rights, preferences or privileges of the shares of Class A Preferred Stock, whether by way of amendment to the Corporation's Certificate of Incorporation or Bylaws, (ii) increase or decrease the total number of authorized shares of Class A Preferred Stock, (iii) create, authorize or issue any class or series of any equity security having a preference over, or being on parity with, the Class A Preferred Stock with respect to dividends or upon liquidation, or increase the authorized amount of any class of capital stock of the Corporation ranking prior to or on parity with the Class A Preferred Stock, or (iv) redeem, repurchase or otherwise acquire for value any shares of Class A Common Stock, Class B Common Stock, Class C Preferred Stock, Class D Preferred Stock or Class E Preferred Stock except for the redemption of Class C Preferred Stock and Class E Preferred Stock pursuant to Section 5 above or the reacquisition of shares of Class A Common Stock pursuant to Section 3(c)(iv)(G) or Section 3(e)(iv)(G).

                  (b) So long as any shares of Class C Preferred Stock are outstanding, without first obtaining the approval of the holders of a majority of the shares of the Class C Preferred Stock, the Corporation shall not (i) alter or change the rights, preferences or privileges of the shares of Class C Preferred Stock, whether by way of amendment to the Corporation's Certificate of Incorporation or Bylaws, (ii) increase or decrease the total number of authorized shares of Class C Preferred Stock, (iii) create, authorize or issue any class or series of any equity security having a preference over, or being on parity with, the Class C Preferred Stock with respect to dividends or upon liquidation, or increase the authorized amount of any class of capital stock of the Corporation ranking prior to or on parity with the Class C Preferred Stock,
(iv) redeem, repurchase or otherwise acquire for value any shares of Class A Common Stock, Class

B Common Stock, Class A Preferred Stock, Class D Preferred Stock or Class E Preferred Stock except for the reacquisition of shares of Class A Common Stock pursuant to Section 3(c)(iv)(G) or Section 3(e)(iv)(G), or (v) declare dividends (other than in shares of Class A Common Stock) on any share of capital stock of the Corporation.

                  (c) So long as any shares of Class E Preferred Stock are outstanding, without first obtaining the approval of the holders of a majority of the shares of the Class E Preferred Stock, the Corporation shall not (i) alter or change the rights, preferences or privileges of the shares of Class E Preferred Stock, whether by way of amendment to the Corporation's Certificate of Incorporation or Bylaws, (ii) increase or decrease the total number of authorized shares of Class E Preferred Stock, (iii) create, authorize or issue any class or series of any equity security having a preference over, or being on parity with, the Class E Preferred Stock with respect to dividends or upon liquidation, or increase the authorized amount of any class of capital stock of the Corporation ranking prior to or on parity with the Class E Preferred Stock,
(iv) redeem, repurchase or otherwise acquire for value any shares of Class A Common Stock, Class B Common Stock, Class A Preferred Stock, Class C Preferred Stock or Class D Preferred Stock except for the reacquisition of shares of Class A Common Stock pursuant to Section 3(c)(iv)(G) or Section 3(e)(iv)(G), or (v) declare dividends (other than in shares of Class A Common Stock) on any share of capital stock of the Corporation.

                                   ARTICLE VI

         In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, alter, change, add to or repeal bylaws of this Corporation, without any action on the part of the stockholders. The bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders. Any specific provision in the bylaws regarding amendment thereof shall be controlling.

                                   ARTICLE VII

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this article shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VIII

         The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons, and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by
Section 145 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, this certificate has been subscribed by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

     Dated: March [  ], 1999
     New York, New York

                                         MAIL.COM, INC.

                                         By: /s/ Gary Millin
                                            ----------------------------------
                                         Name:  Gary Millin
                                         Title:  President

     Corporate Seal